Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-263567 on Form S-3 and Registration Statement Nos. 333-286207, 333-277532, 333-270946, 333-264827, and 333-252954 on Form S-8 of Sensei Biotherapeutics, Inc. of our report dated April 15, 2026, relating to the financial statements of Faeth Therapeutics, Inc. appearing in this Current Report on Form 8-K dated April 15, 2026.

/s/ Deloitte & Touche LLP

Baltimore, Maryland

April 15, 2026